Exhibit 10.24

SECURITY AGREEMENT

DATED AS OF OCTOBER 31, 2006

among

BROOKE CREDIT CORPORATION,

as the Company,

and

the Grantors party hereto,

and

FMP Agency Services, LLC,

as the Collateral Agent

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SECTION 5.	REMEDIES AND DISPOSITION OF COLLATERAL	13

5.1	Remedies	13
5.2	Sale of Loans	14
5.3	Appointment of Attorney-in-Fact	14
5.4	Limitation on Duty of the Purchasers With Respect to Collateral	15
5.5	Application of Proceeds	15
5.6	License of Intellectual Property	16
5.7	Waivers; Non-Exclusive Remedies	16
5.8	SPE Remedies	16

SECTION 6.	MISCELLANEOUS	17

6.1	Expenses and Attorneys’ Fees	17
6.2	Indemnity	18
6.3	Notices	18
6.4	Survival of Representations and Warranties and Certain Agreements	18
6.5	Indulgence Not Waiver	18
6.6	Marshaling; Payments Set Aside	19
6.7	Entire Agreement	19
6.8	Severability	19
6.9	Headings	19
6.10	Governing Law; Waiver of Jury Trial	19
6.11	Successors and Assigns	19
6.12	No Fiduciary Relationship; No Duty; Limitation of Liabilities	19
	(A) No Fiduciary Relationship	19
	(B) No Duty	20
	(C) Limitation of Liabilities	20
6.13	Construction	20
6.14	Counterparts; Effectiveness	20

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EXHIBITS

A	Form of O/C Line of Credit Intercreditor Agreement

SCHEDULES

2.1(A)(1)	Commercial Tort Claims
2.1(A)(2)	[Reserved]
3.1(G)	Letters of Credit
3.1(I)	Intellectual Property
3.1(K)	Bank Accounts
3.1(L)	Bailees
3.3	Business and Trade Names (Present and Past Five Years); Location of Principal Place of Business, Books and Records and Collateral; State (other Jurisdiction) of Organization and Organizational Identification Number

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SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of October 31, 2006 and entered into among BROOKE CREDIT CORPORATION, a Kansas corporation (“Company”), THE SUBSIDIARIES of the Company that may become a party hereto after the date hereof (each, an “Additional Grantor”) (each of Company and each Additional Grantor being a “Grantor” and collectively the “Grantors”) and FMP AGENCY SERVICES, LLC, a Delaware limited liability company, as Collateral Agent under that certain Collateral Agency Agreement dated as of the date hereof, as executed by and authorized on behalf of FALCON MEZZANINE PARTNERS II, LP, a Delaware limited partnership, FMP II CO-INVESTMENT, LLC, a Delaware limited liability company and JZ EQUITY PARTNERS PLC, a public limited liability company incorporated in England and Wales under the Companies Act (1985) (each a “Purchaser” and collectively the “Purchasers”) party to that certain Note and Warrant Purchase Agreement dated as of the date hereof among Company and the Purchasers (the “Purchase Agreement”).

WHEREAS, Company has authorized the issuance of Senior Secured Notes to the Purchasers, in the aggregate principal amount of $45,000,000 pursuant to the terms of the Purchase Agreement and the related Purchaser Documents; and

WHEREAS, to secure the Obligations of the Company under the Purchase Agreement and the related Purchaser Documents, Grantors grant to the Collateral Agent, for the benefit of the Purchasers, a security interest in and lien upon all of Grantors’ personal property; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Grantors and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

1.1 Certain Defined Terms. The capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement and the Collateral Agency Agreement, as applicable.

1.2 UCC Defined Terms. The following terms used in this Agreement shall have the respective meanings provided for in the UCC: “Accounts”, “Account Debtor”, “Buyer in Ordinary Course of Business”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit”, “Letter-of-Credit Rights”, “Licensee in Ordinary Course of Business”, “Payment Intangibles”, “Proceeds”, “Record”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

1.3 Other Definitional Provisions. References to “Sections”, “subsections”, “Riders”, “Exhibits”, “Schedules” and “Addenda” shall be to Sections, subsections, Riders, Exhibits, Schedules and Addenda, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 or otherwise in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

In this Agreement, words importing any gender include the other genders; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Purchaser Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2. COLLATERAL

2.1 Grant of Security Interest.

(A) Grant of Liens in the Collateral. (i) To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Grantors hereby grant to the Collateral Agent, a continuing security interest in, lien and mortgage in and to, right of setoff against and collateral assignment of all of Grantors’ personal and real property and all rights to such personal and real property, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the “Collateral”), including, without limitation, all: (1) Accounts; (2) Chattel Paper; (3) Commercial Tort Claims, including those specified on Schedule 2.1(A)(1); (4) Deposit Accounts (including any servicing fees paid to the Grantors pursuant to all Sale and Servicing Agreements and in respect of Managed Loans and on deposit therein) and cash and other monies and property of Grantors in the possession or under the control of the Collateral Agent; (5) Documents; (6) Equipment; (7) Fixtures; (8) General Intangibles (including Intellectual Property); (9) Goods; (10) Instruments (including but not limited to Instruments associated with all Loans originated by the applicable Grantor); (11) Inventory; (12) Investment Property; (13) Letter-of-Credit Rights and Supporting Obligations; and (14) other personal property whether or not subject to the UCC; and together with all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property thereon; and Proceeds and products of all or any of the property described above.

(ii) Notwithstanding the foregoing, the term “Collateral” shall exclude (A) all rights and interests in Warehouse Loans originated by Grantor that are sold to either Brooke Warehouse Funding, LLC, Brooke Credit Funding, LLC, or Brooke Canada Funding, Inc., as applicable, and simultaneously funded by the proceeds of an advance in an amount determined by reference to the applicable advance rate for such Warehouse Loan under the related Warehouse Line of Credit; provided, however, that (1) the sale is an arm’s length transaction, (2) the sale price is at least the fair market value of the Loan sold, (3) no Default or Event of Default shall exist or occur as a result thereof, and (4) such sale shall otherwise comply with the terms of Section 7.5 of the Purchase Agreement and (B) all rights and interests of the Grantor in the membership interests of the following SPEs: (1) Brooke Acceptance Company, LLC, (2) Brooke Captive Credit Company 2003, LLC, (3) Brooke Securitization Company 2004A, LLC, and (4) Brooke Capital Company, LLC.

(iii) The Collateral Agent, shall without any action or request by Grantor, automatically, release its security interest in one or more Loans and the Collateral related thereto in connection with (a) any sale of such Loans on a “whole-loan” basis or in the form of a Loan Participation to a Participating Lender, (b) any sale of Loans to an SPE pursuant to a Securitization or (c) any sale of Loans to an SPE in respect of a Warehouse Line of Credit subsequent to their origination; provided, however, that (1) the sale is an arm’s length transaction, (2) the sale price is at least the fair market value of the Loan sold, (3) the required portion of the proceeds of the sale, if required by the terms of the Senior Debt Documents, shall be applied to the permanent repayment of the Senior Debt; (4) that no Default or Event of Default shall exist or occur as a result the sale, and (5) the sale shall otherwise comply with the terms of Sections 6.14 and 7.5 of the Purchase Agreement (each a “Permitted Sale Transaction”). In connection with any Permitted Sale Transaction all proceeds arising from such Permitted Sale Transaction shall be deposited into a Blocked Account. Furthermore, if requested and at the cost and expense of Grantor, the Collateral Agent shall deliver and, if necessary, execute such instruments and documents as the Grantor may reasonably request for purposes of effectuating the Collateral Agent’s release and termination of its security interest in the applicable Loans and other related Collateral pursuant to a Permitted Sale Transaction and the Grantor is hereby authorized without any further action or approval from the Collateral Agent or any Purchaser to file UCC-3 termination statements, or similar documents or instruments, terminating the Liens with respect to all applicable Loans included in each Permitted Sale Transaction.

(B) Grantors Remain Liable. Anything herein to the contrary notwithstanding: (1) Grantors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement or the other Purchaser Documents had not been executed; (2) the exercise by the Collateral Agent of any of the rights under this Agreement or the other Purchaser Documents shall not release Grantors from any of their respective duties or obligations to the parties under the contracts and agreements included in the Collateral; (3) the Collateral Agent shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or the other Purchaser Documents, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned under this Agreement or the other Purchaser Documents; and (4) the Collateral Agent shall have no liability in contract or tort for Grantors’ acts or omissions other than those resulting from fraud, willful misconduct or gross negligence of the Collateral Agent as determined by a final non-appealable judgment by a court of competent jurisdiction.

2.2 Endorsement; Insurance Claims. Grantors hereby constitute and appoint the Collateral Agent and all Persons designated by the Collateral Agent for that purpose as Grantors’ true and lawful attorney-in-fact, with power in the place and stead of each Grantor and in the name of such Grantor, (A) to endorse any Grantor’s name to any of the items of payment or proceeds described in subsection 3.5 below and all proceeds of Collateral that come into the Collateral Agent’s possession or under the Collateral Agent’s control, including without limitation, with respect to any drafts, Instruments, Documents and Chattel Paper, provided that except during the existence and continuance of an Event of Default, the Collateral Agent shall remit all such proceeds received to Grantor, and (B) upon the occurrence and during the continuance of an Event of Default, to obtain, adjust and settle insurance claims, that, pursuant to the Purchase Agreement, are required to be paid to the Collateral Agent. Grantors hereby ratify and approve all acts of the Collateral Agent made or taken pursuant to this subsection 2.2 other than those resulting form fraud, willful misconduct or gross negligence of the Collateral Agent as determined by a final non-appealable judgment by a court of competent jurisdiction. Both the appointment of the Collateral Agent as Grantors’ attorney and the Collateral Agent’s rights and powers are coupled with an interest and are irrevocable, until indefeasible payment in full, in cash, of all Obligations.

SECTION 3. REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

To induce the Purchasers to enter into the Purchase Agreement and Purchaser Documents each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Purchasers that the following statements are and will be true, correct and complete (solely with respect to Collateral) and, unless specifically limited, shall remain so, until indefeasible payment in full, in cash, of all Obligations.

3.1 Collateral Warranties and Covenants.

(A) Accounts Warranties and Covenants. Except as otherwise disclosed to the Collateral Agent in writing from time to time or as may consistent with Grantors’ past business practices, as to each Grantor’s existing Accounts and each of its hereafter arising Accounts that constitute Collateral, each Grantor represents and warrants that: at the time of its creation, such Account that constitute Collateral, is a valid, bona fide obligation, representing an undisputed indebtedness incurred by the Account Debtor (and any other Person obligated on such Account) for property actually sold or for services completely rendered in the ordinary course of business; such Account does not represent a sale to a Subsidiary or an Affiliate, or a consignment, sale or return or a bill and hold transaction; the amount represented by Grantor to the Collateral Agent as owing by each Account Debtor (and by each of the other Persons obligated on such Account) is, or will be, the correct amount actually and unconditionally owing, no agreement exists permitting any other deduction or discount, except as may be consistent with each Grantor’s past business practices, or otherwise on terms which such Grantor in good faith considers advisable; such Grantor is the lawful owner of such Account and has the right to assign the same to the Collateral Agent, except to the extent such assignment is limited by the Assignment of Claims Act or similar state law, for the benefit of the Collateral Agent; such Account is free of all Liens, other than Permitted Liens, and such Account constitutes, the legally valid and binding obligation of the applicable Account Debtor (and any other Person obligated on such Account) and is due and payable in accordance with its terms.

Each Grantor shall, at its own expense use commercially reasonable efforts to assure prompt payment of all amounts due or to become due under Accounts that constitute Collateral. The Collateral Agent, or its designee, shall have the right, at any time or times hereafter, to verify with any Account Debtor, the validity, amount or any other matter relating to any Account that constitutes Collateral, by mail, telephone or in person. After the occurrence of an Event of Default, the Collateral Agent shall have the right at any time (i) to exercise the rights of such Grantor, with respect to the obligation of the Account Debtor (or any other Person obligated on such Account that constitutes Collateral) to make payment or otherwise render performance to such Grantor, and with respect to any property that secures the obligations of the Account Debtor or of any such other Person obligated on such Account that constitutes Collateral; and (ii) to adjust, settle or compromise the amount or payment of any such Account that constitutes Collateral, or release wholly or partly any Account Debtor or obligor thereunder or allow any credit or discount thereon.

(B) Inventory Warranties and Covenants. Except as otherwise disclosed to the Collateral Agent in writing from time to time, all of Grantors’ Inventory that constitutes Collateral, if any, is in all material respects of quality and quantity usable and, with respect to finished goods, saleable in the ordinary course of business, such Inventory that constitutes Collateral, is not subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that materially restricts Grantors’ ability to manufacture and/or sell the Inventory. The completion and manufacturing process of such Inventory by a Person other than Grantor would be permitted under any contract (other than any contract with the United States of America or any State or municipal government or any department, instrumentality or agency thereof) to which a Grantor is a party or to which the Inventory is subject. None of Grantor’s Inventory has been or will be produced in violation of the Fair Labor Standards Act and subject to the so-called “hot goods” provisions contained in Title 29 U.S.C. 215 or in violation of any other law. All inventory and products owned by Persons other than a Grantor or such Grantor’s customers and located on any premises owned, leased or controlled by Grantor, shall be separately and conspicuously identified as such and shall be segregated from such Grantor’s or its customers’ own Inventory that constitutes Collateral, located at such premises.

(C) Equipment Warranties and Covenants. Each Grantor has maintained and shall cause all of its Equipment, if any, to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end. None of Grantor’s Equipment (other than motor vehicles not having a market value in excess of $50,000 in the aggregate) is covered by any certificate of title and Grantor shall promptly notify the Collateral Agent to the extent Grantor obtains any Equipment (other than motor vehicles not having a market value in excess of $50,000 in the aggregate) covered by any certificate of title. Upon written request of the Collateral Agent, each

Grantor shall promptly deliver to the Collateral Agent any and all certificates of title, applications for title or similar evidence of ownership of all of its Equipment and shall cause the Collateral Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Each Grantor shall promptly inform the Collateral Agent of any additions to or deletions from the Equipment if such additions or deletions are valued at an amount greater than $100,000 and shall not permit any such items to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of the Collateral Agent.

(D) Chattel Paper Warranties and Covenants. Other than in connection with the Loans, as of the Closing Date, each Grantor does not hold any Chattel Paper and does not anticipate holding any Chattel Paper in the ordinary course of its business. To the extent each Grantor holds or obtains any Chattel Paper in an amount in excess of $50,000 in the aggregate, Grantor will promptly following request from the Collateral Agent (1) deliver to the Collateral Agent all such Tangible Chattel Paper that constitutes Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent and (2) provide the Collateral Agent with Control of all such Electronic Chattel Paper that constitutes Collateral, by having the Collateral Agent identified as the assignee of the Records(s) pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC. Each Grantor will also deliver to the Collateral Agent all security agreements securing any Chattel Paper in an amount in excess of $50,000 in the aggregate and authorize UCC financing statement amendments assigning to the Collateral Agent any UCC financing statements filed by such Grantor in connection with such security agreements. Each Grantor will mark conspicuously all Chattel Paper in an amount in excess of $50,000 in the aggregate with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper is subject to the Lien of the Collateral Agent.

(E) Instruments Warranties and Covenants. Upon the written request of the Collateral Agent, each Grantor will deliver promptly to the Collateral Agent all Instruments that constitute Collateral, in an amount in excess of $50,000 in the aggregate it holds or obtains duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent. Upon the written request of the Collateral Agent, each Grantor will also deliver to the Collateral Agent all security agreements securing any Instruments that constitute Collateral, in an amount in excess of $50,000 in the aggregate and authorize UCC financing statement amendments assigning to the Collateral Agent any UCC financing statements filed by such Grantor in connection with such security agreements. If at any time, the Collateral Agent or any Purchaser has possession of any Instruments or other loan documents, including any Chattel Paper, related to any Loans being sold in a Permitted Sale Transaction, the Collateral Agent shall promptly upon the written request of any Grantor deliver, or cause to be delivered, all such instruments, documents and agreements to such Grantor or its designee to allow for a timely closing of the Permitted Sale Transaction.

(F) Investment Property Warranties and Covenants. Each Grantor will take any and all actions required or requested by the Collateral Agent, from time to time, to cause the Collateral Agent to obtain Control of any Investment Property that constitutes Collateral, in a manner acceptable to the Collateral Agent, including obtaining from any issuers of such Investment Property and such other Persons, for the benefit of the Collateral Agent, written confirmation of the Collateral Agent’s Control over such Investment Property upon terms and conditions acceptable to the Collateral Agent. Prior to the occurrence and continuance of an Event of Default, the Collateral Agent will not exercise any rights with respect to the Investment Property subject to its Control and will not prevent Grantor from disposing of such Investment Property or exercising any other rights with respect thereto to the extent not prohibited under this Agreement.

(G) Letters of Credit Warranties and Covenants. If requested by the Collateral Agent, each Grantor will deliver to the Collateral Agent all Letters of Credit, including those set forth on Schedule 3.1(G), in an amount in excess of $50,000 in the aggregate under which it is the beneficiary or is otherwise entitled to receive proceeds duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent. Each Grantor will also deliver to the Collateral Agent all security agreements securing any such Letters of Credit and authorize UCC financing statement amendments assigning to the Collateral Agent any UCC financing statements filed by Grantor in connection with such security agreements. Each Grantor will take any and all actions necessary (or required or requested by the Collateral Agent), from time to time, to cause the Collateral Agent to obtain Control of any Letter-of-Credit Rights owned by Grantor in a manner acceptable to the Collateral Agent.

(H) General Intangibles Warranties and Covenants. Each Grantor shall use its best efforts to obtain any consents, waivers or agreements necessary to enable the Collateral Agent to exercise remedies hereunder and under the other Purchaser Documents with respect to any of Grantor’s rights under any General Intangibles constituting Collateral, including Grantor’s rights as a licensee of computer software.

(I) Intellectual Property Warranties and Covenants. Each Grantor owns, is licensed to use or otherwise has the right to use, all Intellectual Property material to the conduct of its business as currently conducted, and all such Intellectual Property is identified on Schedule 3.1(I). Except as set forth on Schedule 3.1(I), there are no restrictions on Grantor’s and each of its Subsidiaries’ right to create a Lien in such Intellectual Property nor in the Collateral Agent’s right to perfect and enforce such Lien. Each Grantor shall concurrently herewith deliver to the Collateral Agent each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for the Collateral Agent to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office. The Copyrights, Patents and Trademarks listed on the respective schedules to each of the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement constitute all of the material Patents, Trademarks and government registered Copyrights owned by each Grantor and its Subsidiaries. If, any Grantor acquires or becomes entitled to any new or additional Patents, Trademarks or federally registered Copyrights, or rights thereto, in each case to the extent constituting Collateral, such Grantor shall give to the Collateral Agent prompt written notice thereof, and shall amend the schedules to the respective security agreements or enter into new or additional security agreements to include any such new Patents, Trademarks or government registered Copyrights. Each Grantor shall, except as may be consistent with such Grantor’s past business practices, or otherwise as such Grantor in good faith considers advisable: (1) prosecute diligently any copyright, patent or trademark application at any time pending; (2) make application for registration or issuance of all new copyrights, patents and trademarks as reasonably deemed appropriate by such Grantor; (3) preserve and maintain all rights in the Intellectual Property; and (4) use its best efforts to obtain any consents, waivers or agreements necessary to enable the Collateral Agent to exercise its remedies with respect to the Intellectual Property constituting Collateral. Each Grantor shall not abandon any material right to file a material copyright, patent or trademark application nor shall such Grantor abandon any material pending copyright, patent or trademark application, or Copyright, Patent or Trademark without the prior written consent of the Collateral Agent. All government registered material Intellectual Property owned by Grantor and its Subsidiaries is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made. The execution, delivery and performance of this Agreement by each Grantor will not violate or cause a default under any of the Intellectual Property or any agreement in connection therewith.

(J) Commercial Tort Claims Warranties and Covenants. Except for matters disclosed on Schedule 2.1(A), each Grantor does not own any Commercial Tort Claims. Each Grantor shall advise the Collateral Agent promptly upon Grantor becoming aware that it owns any Commercial Tort Claims. With respect to any new Commercial Tort Claim, each Grantor will execute and deliver such documents as the Collateral Agent reasonably deems necessary to create, perfect and protect the Collateral Agent’s security interest in such Commercial Tort Claim.

(K) Deposit Accounts; Bank Accounts Warranties and Covenants. Schedule 3.1(K), Part I thereof, sets forth the account numbers and locations of all Deposit Accounts that constitute Collateral and Part II thereof sets forth all other bank accounts of each Grantor that shall not constitute Collateral so long as (1) any such Deposit Account relates solely and exclusively to a Securitization or Warehouse Line of Credit and control of such Deposit Account is expressly prohibited under the terms and conditions of such Securitization or such Warehouse Line of Credit or (2) such Deposit Account is a trust account established and maintained exclusively for the benefit of (A) Participating Lenders who have purchased Participated Loans pursuant to Participation Agreements and shall contain only deposits, held in escrow, of principal, interest, fees and any other amounts payable by the Company to a Participating Lender pursuant to the Participation Agreement or to a loan servicer or related provider of collateral preservation services with respect to any such Participated Loans or (B) Borrowers, as expressly provided under the terms of (1) in the case of any Funeral Home Loan, the related agreement for advancement of loan (“Agreement for Advancement of Loan”) and escrow agreement for the purpose of escrow of required tax and insurance payments and (2) in the case of any Managing General Agent Loan, the related commercial loan agreement (“Commercial Loan Agreement”) and escrow agreement for the purpose of the retention of proceeds of advances under the aforementioned agreement pending satisfaction of certain conditions thereunder. The Collateral Agent has a security interest in each such Deposit Account listed on Part I of Schedule 3.1(K), which security interest shall be perfected by Control. After the date herein above first written, each Grantor shall not establish any new Deposit Account unless (1) it shall have given the Collateral Agent prior written notice of its intention to establish such new Deposit Account and (2) it shall cause the Collateral Agent to obtain Control of any Deposit Account owned by each Grantor in the manner set forth in Section 3.5; provided, however, that such Grantor shall not be required to cause the Collateral Agent to obtain Control of any such Deposit Account (a) if Control of such Deposit Account is expressly prohibited under the terms and conditions of a Securitization or a Warehouse Line of Credit or (b) if such Deposit Account is a trust account established and maintained exclusively for the benefit of (i) Participating Lenders who have purchased Participated Loans pursuant to Participation Agreements and shall contain only deposits, held in escrow, of principal, interest, fees and any other amounts payable by the Company to a Participating Lender pursuant to the Participation Agreement or to a loan servicer or provider of collateral preservation services with respect to such Participated Loans or (ii) Borrowers, as expressly provided under the terms of (I) in the case of any Funeral Home Loan, the related Agreement for Advancement of Loan and escrow agreement for the purpose of escrow of required tax and insurance payments and (II) in the case of any Managing General Agent Loan, the related Commercial Loan Agreement and escrow agreement for the purpose of the retention of proceeds of advances under the aforementioned agreement pending satisfaction of certain conditions thereunder; and provided, further, that the Company shall not authorize or permit any assignment, pledge, Lien, security interest, encumbrance, restriction or any hypothecation of any Deposit Account provided for in the aforementioned clause (b) to any Person for so long as any Obligations remain outstanding under the Purchase Agreement. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give a Control Notice or any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from any such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing.

(L) Bailees. Except as disclosed on Schedule 3.1(L) or any Inventory in transit to customers or any Equipment in transit or out for repair, (1) none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor and (2) no Collateral shall at any time be in the possession or control of any warehouse, bailee or Grantor’s agents or processors, without the Collateral Agent’s prior written consent and unless, the Collateral Agent, if the Collateral Agent has so requested, has received warehouse receipts or bailee lien waivers satisfactory to the Collateral Agent prior to the commencement of such possession or control. If any Collateral with an aggregate value in excess of $250,000 is at any time in the possession or control of any warehouse, bailee or any of Grantors’ agents or processors (except as permitted in the first sentence of this subsection (L)), each Grantor shall, upon the request of the Collateral Agent, notify such warehouse, bailee, agent or processor of the Liens in favor of the Collateral Agent, for the benefit of the Purchasers, created hereby, shall instruct such Person to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions, and shall obtain such Person’s acknowledgement that it is holding the Collateral for the Collateral Agent, for the benefit of the Purchasers.

(M) Collateral Description; Use of Collateral. Each Grantor will furnish to the Collateral Agent, from time to time upon reasonable request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral, as the Collateral Agent may reasonably request, all in reasonable detail. Grantor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any policy of insurance covering any of the Collateral.

(N) Collateral Filing Requirements; Collateral Records. None of the Collateral is of a type in which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation except for Collateral described on the schedules to the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement. Each Grantor shall promptly notify the Collateral Agent in writing upon acquiring any interest hereafter in Collateral that is of a type where a Lien may be registered, recorded of filed under, or notice thereof given under, any federal statute or regulation. Each Grantor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably request to indicate the Collateral Agent’s Liens in the Collateral.

(O) Federal Claims. Upon the request of the Collateral Agent, (1) each Grantor shall notify the Collateral Agent of any Collateral which constitutes a claim against the United States of America, or any State or municipal government or any department, instrumentality or agency thereof, the assignment of which claim is restricted by law and (2) each Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

3.2 Names and Locations. Schedule 3.2 sets forth (A) all legal names and all other names (including trade names, fictitious names and business names) under which each Grantor and each of their Subsidiaries currently conduct business, or has at any time during the past five years conducted business, (B) the name of any entity which each Grantor or any of their Subsidiaries have acquired in whole or in part or from whom any such Grantor or any of its Subsidiaries has acquired an amount of assets within the past five years greater than the aggregate amount of $500,000, (C) the location of each Grantor’s and each of its Subsidiaries’ principal place of business, (D) the state or other jurisdiction of organization for each Grantor and sets forth each Grantor’s organizational identification number or specifically designates that one does not exist, (E) the location of each Grantor’s and each of their Subsidiaries’ books and records, (F) the location of all other offices of each Grantor and each of their Subsidiaries, and (G) all Collateral locations (designating Inventory and Equipment locations and indicating between owned, leased, warehouse, storage, and processor locations). The locations designated on Schedule 3.2 are Grantors’ sole locations for their respective businesses and the Collateral. Each Grantor will give the Collateral Agent at least ten (10) days advance written notice of any: (1) change of name of each Grantor, (2) change in the location of any Grantor’s books and records, (3) establishment of a new location for all or part of Grantor’s books and records, or (4) changes in Grantor’s state or other jurisdiction of organization or its organizational identification number.

3.3 Title to Properties; Liens. Each Grantor and each of their Subsidiaries has good, sufficient and legal title to all of the Collateral (and any other material properties and assets, if any) and will have good, sufficient and legal title of all after-acquired Collateral (and any other after-acquired material properties and assets, if any), in each case, free and clear of all Liens except for the Permitted Liens. The Collateral Agent has a valid, perfected and first priority Lien (subject to Permitted Liens) in the Collateral, securing the payment of the Obligations and such Lien is entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected Liens.

3.4 Insurance. Each Grantor and each of their Subsidiaries maintain and shall continue to maintain adequate insurance policies and shall provide the Collateral Agent with evidence of such insurance coverage for public liability, property damage, product liability, and business interruption with respect to their respective business and properties and the business and properties of their Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to the Collateral Agent. Each Grantor shall cause the Collateral Agent at all times be named as loss payee on all insurance policies relating to any Collateral and shall cause the Collateral Agent at all times be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance reasonably satisfactory to the Collateral Agent and hereby collaterally assigns to the Collateral Agent, as security for the payment of the Obligations all business interruption insurance. No notice of cancellation has been received with respect to such policies and each Grantor and each of their Subsidiaries is in compliance with all conditions contained in such policies. Any proceeds received from any policies of insurance relating to any Collateral, shall be applied to the Obligations in accordance with the Purchase Agreement; provided, however, to the extent that such proceeds arise from any credit insurance policy or third party source of credit enhancement related to a specific Loan, such proceeds shall be excluded from this Section 3.4, if such insurance proceeds are subject to an assignment to a Participating Lender pursuant to a Participation Agreement and if the insurance proceeds are paid to such Participating Lender. Each Grantor shall provide the Collateral Agent evidence of the insurance coverage and of the assignments and endorsements required by this Agreement promptly upon request by the Collateral Agent and upon renewal of any existing policy. If any Grantor elects to change insurance carriers, policies or coverage amounts, such Grantor shall notify the Collateral Agent and provide the Collateral Agent with evidence of the updated insurance coverage and of the assignments and endorsements required by this Agreement. In the event any Grantor fails to provide the Collateral Agent with evidence of the insurance coverage required by this Agreement, the Collateral Agent may, but is not required to, purchase insurance at Grantors’ expense to protect the Collateral Agent’s interests in the Collateral. This insurance may, but need not, protect Grantors’ interests. The coverage purchased by the Collateral Agent may not pay any claim made by any Grantor or any claim that is made against any Grantor in connection with the Collateral. Grantors may later cancel any insurance purchased by the Collateral Agent, but only after providing the Collateral Agent with evidence that Grantor has obtained insurance as required by this Agreement.

3.5 Collections. Each Grantor shall establish individual blocked accounts for each Deposit Account as set forth on Part I of Schedule 3.1(K) (collectively, “Blocked Accounts”) in the applicable name of the appropriate Grantor with such banks (“Collecting Banks”) as are acceptable to the Collateral Agent (subject to irrevocable instruction letters in the case of each Deposit Account related to an SPE, between such Grantor, its related SPE and each respective Collecting Bank (each an “Irrevocable Instruction Letter”)) each acceptable to the Collateral Agent as hereinafter set forth) to which all (i) cash, checks and electronic transfers for the benefit of each of the Grantors and (ii) payments in respect of limited liability company membership distributions, dividends and any other related distributions made thereto in connection with a Securitization shall be deposited. Each of the Collecting Banks shall enter into a blocked account agreement with the Collateral Agent providing, inter alia, that from and after the delivery of a Control Notice, all such payments received will be promptly transferred to a deposit account held at the Collecting Bank or to such other account at the direction of the Collateral Agent and which blocked account agreement shall otherwise be in form and substance satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may deliver a Control Notice to the Collecting Bank at which the Blocked Account is maintained. Each Grantor agrees that, from and after the date on which the Collateral Agent shall have delivered a Control Notice to the Collecting Bank(s) at which the Blocked Accounts are located, all payments made to such Blocked Accounts or other funds received and collected by the Collateral Agent, whether in respect of the limited liability company membership distributions, dividends and any other related distributions made in connection with each Securitization or other proceeds of Collateral or otherwise shall be treated as payments to the Collateral Agent in respect of the Obligations and therefore shall constitute the property of the Collateral Agent, for the benefit of the Purchasers, to the extent of the then outstanding Obligations. From and after the delivery of the Control Notice, if any Grantor, or any of its Subsidiaries, Affiliates, employees, agents or any other Persons acting for or in concert with such Grantor, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Grantors’ Accounts or other Collateral, Grantor or such Person shall hold such instrument or funds in trust for the Collateral Agent for the benefit of the Purchasers, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to the Collateral Agent at its designated address set forth in the Purchase Agreement. Grantors hereby agree that all payments made to such Blocked Accounts or otherwise received by the Collateral Agent as proceeds of Collateral or otherwise will be the sole and exclusive property of the Collateral Agent for the benefit of the Purchasers.

3.6 Amendment of Schedule. Grantors may amend any one or more of the Schedules referred in this Section 3 (subject to prior notice to the Collateral Agent, as applicable) and any representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided, however, that in no event shall the amendment of any such Schedule constitute a waiver by the Collateral Agent of any Default or Event of Default that exists notwithstanding the amendment of such Schedule.

SECTION 4. FURTHER ASSURANCES

4.1 Further Assurances

(A) Collateral Documentation. Each Grantor covenants and agrees that each Grantor shall perform, and shall cause each of its Subsidiaries to from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to the Collateral Agent such instruments, certificates of title, mortgages, deeds of trust or other documents as the Collateral Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Purchaser Documents. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(B) Authorization of the Collateral Agent. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted in the Collateral to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent for the benefit of the Purchasers herein.

SECTION 5. REMEDIES AND DISPOSITION OF COLLATERAL

5.1 Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to the Collateral Agent at law or in equity, the Collateral Agent may, and shall upon the satisfaction of certain conditions set forth in the Purchaser Documents, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (A) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties; (B) without notice or demand or legal process, enter upon any premises of Grantors and take possession of the Collateral. Each Grantor agrees that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, at least ten (10) days notice to Grantor of the time and place of any public disposition or the time after which any private disposition (which notice shall include any other information required by law) is to be made shall constitute reasonable notification. At any disposition of the Collateral (whether public or private), if permitted by law, the Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, or licensing of the Collateral or any portion thereof for the account of the Collateral Agent for the benefit of the Purchasers. The Collateral Agent shall not be obligated to make any disposition of Collateral regardless of notice of disposition having been given. Each of the Grantors shall remain liable for any deficiency. The Collateral Agent may adjourn any public or private disposition from time to time by announcement at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent is not obligated to make any representations or warranties in connection with any disposition of the Collateral. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted. The Collateral Agent shall not be required to proceed against any Collateral but may proceed against each Grantor directly.

5.2 Sale of Loans. Notwithstanding the foregoing Section 5.1, upon the occurrence of an Event of Default the Collateral Agent shall have the right to immediately sell in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Collateral Agent may reasonably deem satisfactory, any or all of the Loans that constitute Collateral and apply the proceeds thereof to the Obligations; and in connection therewith the parties recognize that it may not be possible to purchase or sell all of the Loans that constitute Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Loans may not be liquid. Accordingly, the Collateral Agent may elect, in its sole discretion, the time and manner of liquidating any Loans that constitute Collateral and nothing contained herein shall (i) obligate the Collateral Agent to liquidate any Loans that constitute Collateral on the occurrence of the related maturity date or to liquidate all Loans that constitute Collateral in the same manner or on the same Business Day or (ii) constitute a waiver of any right or remedy of the Collateral Agent.

5.3 Appointment of Attorney-in-Fact. Each Grantor hereby constitutes and appoints the Collateral Agent as Grantor’s attorney-in-fact with full authority in the place and stead of each Grantor and in the name of each Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion while an Event of Default is continuing to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement: (A) to ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral; (B) to enforce the obligations of any Account Debtor or other Person obligated on the Collateral and enforce the rights of Grantors with respect to such obligations and to any property that secures such obligations; (C) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; (D) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become Obligations, due and payable immediately without demand; (E) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper or General Intangibles of Grantors and other Documents relating to the Collateral; and (F) generally to take any act required of any Grantor under Section 3 or Section 4 of this Agreement, and to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and Grantors’ expense, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral. Each Grantor hereby ratifies and approves all acts of the Collateral Agent made or taken pursuant to this subsection 5.3 except for those arising from fraud, gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. The appointment of the Collateral Agent as Grantors’ attorney and the Collateral Agent’s rights and powers are coupled with an interest and are irrevocable until indefeasible payment in full, in cash, of all Obligations.

5.4 Limitation on Duty of the Purchasers With Respect to Collateral. Beyond the safe custody thereof, the Collateral Agent shall have no duty with respect to any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. The Collateral Agent shall be not liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouse, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Grantors or selected by the Collateral Agent in good faith.

5.5 Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Collateral Agent from or on behalf of Grantors, and the Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as the Collateral Agent may deem advisable notwithstanding any previous application by the Collateral Agent.

5.6 License of Intellectual Property. Each Grantor hereby assigns, transfers and conveys to the Collateral Agent, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by each Grantor together with any goodwill associated therewith, all to the extent necessary to enable the Collateral Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge and does not require the consent of any other person.

5.7 Waivers; Non-Exclusive Remedies. No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Purchaser Documents shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under this Agreement or any other Obligations, if any, preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Purchaser Documents are cumulative and shall in no way limit any other remedies provided by law.

5.8 SPE Remedies. Notwithstanding any provision herein to the contrary in this Agreement, the Collateral Agent agrees that it will not:

(a) institute or join any other Person in instituting against any SPE any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law; or

(b) foreclose on any membership interests of any SPE held as a Collateral; or

(c) contest or challenge, or join any other Person in contesting or challenging, the transfers of assets from the applicable Grantor to the applicable SPE in connection with any Securitization, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution;” or

(d) contest or challenge, or join any other Person in contesting or challenging, the validity, enforceability, priority or perfection of the interest of any assignee of any assets related to any Securitization; or

(e) (i) assert that any Person and any SPE should be substantively consolidated or that any SPE is or was not a limited liability company separate and distinct from Brooke Credit Corporation, as a member thereof or any other Person, or (ii) challenge the value of any assets in connection with the related Securitization; or

(f) transfer any of the membership interests of any SPE or any interest therein to any Person (unless such assignee of such interest agrees in writing to be bound by the terms of this Agreement) or assume ownership of any membership interest in any SPE; or

(g) exercise any voting rights in connection with the pledge of any such SPE membership interests; or

(h) attempt to prohibit or restrict the sale of or other transfer of any assets related to any Securitization or interfere in any manner with the transactions contemplated by any Securitization Document; or

(i) alter or cause the alteration of the independent director provisions of the limited liability agreement of any SPE or attempt to remove or replace any serving independent director;

in any case, until one year and one day after the date on which all obligations to the noteholders under every applicable Sale and Servicing Agreement, the other Securitization Documents or any other documents or instruments have been paid in full. The agreements contained in this Section 5.8 will survive the termination of this Agreement, the Purchase Agreement or any Purchaser Documents. The Collateral Agent also hereby acknowledges and agrees that neither the applicable Grantor or any Trustee under any Indenture (as defined in the applicable Sale and Servicing Agreement) has a fiduciary duty to the Purchasers based on the pledge of the membership interests of the SPEs hereunder.

Notwithstanding anything to the contrary in this Section 5.8, the Collateral Agent will have the absolute and unimpeded right, subject to the UCC an all other applicable laws, to exercise all rights, remedies and privileges of an assignee of, and holder of a security interest covering, all rights and claims to dividends, distributions, profits, return of capital, repayment of debt, or payments of any kind or nature payable to the applicable Grantor as a member of the SPE pursuant to the applicable limited liability agreement (collectively “SPE Distributions”), including the Collateral Agent’s rights an remedies under this Agreement or any other Purchaser Documents.

No amendment of this Section 5.8 shall be effective unless the Collateral Agent and the applicable Grantor receive the prior written consent of every applicable Trustee. The applicable Trustee is an express third party beneficiary of this Agreement. The provisions of this Section 5.8 will become effective when this Agreement is executed and delivered by each of the parties hereto and will thereafter be binding upon and inure to the benefit of the applicable Trustee and its successors and assigns.

SECTION 6. MISCELLANEOUS

6.1 Expenses and Attorneys’ Fees. Whether or not the transactions contemplated hereby shall be consummated, each Grantor agrees to promptly pay all out-of-pocket fees, costs and expenses incurred in connection with any matters contemplated by or arising out of this Agreement including the following, and all such fees, costs and expenses shall be part of the Obligations payable on demand and secured by the Collateral: (A) out-of-pocket costs and expenses incurred by the Collateral Agent (including fees of environmental consultants, accountants and other professionals retained by the Collateral Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by this Agreement; (B) out-of-pocket costs and expenses incurred by the Collateral Agent (including reasonable attorneys’ fees and expenses and reasonable fees of environmental consultants, accountants and other professionals retained by the Collateral Agent) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of this Agreement any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements, including reasonable documentation charges assessed by the Collateral Agent for amendments, waivers, consents and any other documentation prepared by the Collateral Agent’s internal legal staff; (C) out-of-pocket costs and expenses incurred by the Collateral Agent’ in creating, perfecting and maintaining perfection of Liens in favor of the Collateral Agent; (D) out-of-pocket costs and expenses incurred by the Collateral Agent in connection with forwarding to Grantors the proceeds of the Notes including the Collateral Agent’s standard wire transfer fee; and (E) out-of-pocket costs and expenses of the Collateral Agent and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or to collect any payments due from Grantors or any of their now or hereafter existing Subsidiaries under this Agreement or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a “workout” or in connection with any insolvency or bankruptcy proceedings or otherwise.

6.2 Indemnity. In addition to the payment of expenses pursuant to subsection 6.1, whether or not the transactions contemplated hereby shall be consummated, Grantors agree to indemnify, pay and hold Collateral Agent, the Purchasers, and the officers, directors, employees, agents, consultants, auditors, persons engaged by the Collateral Agent, the Purchasers or any Grantors, to evaluate or monitor the Collateral, affiliates and attorneys of the Collateral Agent and the Purchasers (collectively called the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnity, in any manner relating to or arising out of this Agreement, the consummation of the transactions contemplated by this Agreement, or the exercise of any right or remedy hereunder (the “Indemnified Liabilities”); provided that Grantors shall have no obligation to an Indemnity hereunder with respect to Indemnified Liabilities arising from fraud, gross negligence or willful misconduct of that Indemnity as determined by a final non-appealable judgment by a court of competent jurisdiction.

6.3 Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 12.1 of the Purchase Agreement.

6.4 Survival of Representations and Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the parties set forth in subsections 6.1, 6.2, 6.6 and 6.10 shall survive the payment of the Obligations and the termination of this Agreement.

6.5 Indulgence Not Waiver. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

6.6 Marshaling; Payments Set Aside. The Collateral Agent shall not be under any obligation to marshal any assets in favor of any Grantor or any other party or against or in payment of any or all of the Obligations. To the extent that any Grantor makes a payment or payments to the Collateral Agent or the Collateral Agent enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.7 Entire Agreement. This Agreement and the other Purchaser Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

6.8 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Purchaser Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Purchaser Documents.

6.9 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.10 Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The terms of Section 12.9 (“Governing Law; Waiver of Jury Trial”) of the Purchase Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, each Grantor may not assign its rights or obligations hereunder without the written consent of the Collateral Agent.

6.12 No Fiduciary Relationship; No Duty; Limitation of Liabilities.

(A) No Fiduciary Relationship. No provision in this Agreement or in any of the other Purchaser Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Collateral Agent or the Purchasers to any Grantor.

(B) No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Collateral Agent or the Purchasers shall have the right to act exclusively in the interest of the Collateral Agent, for the benefit of the Purchasers and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Grantor’s shareholders or any other Person.

(C) Limitation of Liabilities. Neither the Collateral Agent nor the Purchasers, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of the Collateral Agent or the Purchasers shall have any liability with respect to, and each Grantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by each Grantor in connection with, arising out of, or in any way related to, this Agreement or any of the transactions contemplated by this Agreement other than arising from fraud, gross negligence or willful misconduct of the Collateral Agent or the Purchasers as determined by a final non-appealable judgment by a court of competent jurisdiction. Grantor hereby waives, releases, and agrees not to sue the Collateral Agent or the Purchasers or any of the their respective affiliates, officers, directors, employees, attorneys, or agents for consequential or punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the transactions contemplated by this Agreement, or any of the transactions contemplated hereby, other than arising from fraud, gross negligence or willful misconduct of the Collateral Agent or the Purchasers as determined by a final non-appealable judgment by a court of competent jurisdiction.

6.13 Construction. Each Grantor and the Collateral Agent each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel. This Agreement shall be construed as if jointly drafted by each of the Grantors and the Collateral Agent.

6.14 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed via email, telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

6.15 O/C Line of Credit/ O/C Loan Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of (i) that certain O/C Line of Credit Intercreditor Agreement dated as of the closing date of any O/C Line to be entered into among the Grantors, the Collateral Agent for the benefit of the Purchasers and the lender under such O/C Line (as amended, modified, supplemented or replaced from time to time, the “O/C Line of Credit Intercreditor Agreement”) which O/C Line of Credit Intercreditor Agreement shall be substantially in the form annexed hereto as Exhibit A, (ii) any additional O/C Line of Credit Intercreditor Agreement to be entered into among the Grantors, the Collateral Agent for the benefit of the Purchasers and the lender under such additional O/C Line which agreement shall be reasonably acceptable to the Purchasers, and shall be in substantially the same form as the

O/C Line of Credit Intercreditor Agreement annexed hereto as Exhibit A, and (iii) any Over-Collateralization Loan Facility Intercreditor Agreement to be entered into by the Company, as a Grantor hereunder, the Collateral Agent and the Over-Collateralization Loan Facility Lender for any such Over-Collateralization Loan Facility, which agreement shall be reasonably acceptable to the Purchasers, and shall be in substantially the same form as the O/C Line of Credit Intercreditor Agreement annexed hereto as Exhibit A with the exception that the collateral as set forth therein shall be limited to the pledge of certain SPE equity interests and related deposit accounts in connection with the related Securitization. In the event of any conflict between the terms of the O/C Line of Credit Intercreditor Agreement (or any of the other intercreditor agreements as set forth in clauses (ii) and (iii) hereinabove), and this Agreement, the terms of the O/C Line of Credit Intercreditor Agreement or other such intercreditor agreement, as applicable, shall govern.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WITNESS the due execution of this Security Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

BROOKE CREDIT CORPORATION, a Kansas corporation

By:	/s/ Michael S. Lowry
	Name:	Michael S. Lowry
	Title:	President and Chief Executive Officer

FMP AGENCY SERVICES, LLC, a Delaware limited liability company, as Collateral Agent

By:	/s/ William J. Kennedy Jr.
	Name:	William J. Kennedy Jr.
	Title:	Manager

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